UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

January 19, 2021

Date of Report (Date of Earliest Event Reported)

Fortive Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-37654	47-5654583
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6920 Seaway Blvd

Everett, WA 98203

(Address of principal executive offices)

Registrant’s telephone number, including area code: (425) 446 - 5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of Each Exchange on Which Registered
Common stock, par value $.01 per share	FTV	New York Stock Exchange
5.00% Mandatory Convertible Preferred Stock $0.01 par value	FTV.PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 8.01	OTHER EVENTS

As previously announced, on October 9, 2020, Fortive Corporation (the “Company”) effectuated the separation of Vontier Corporation (“Vontier”) from the Company (the “Separation”) through the distribution of 80.1% of Vontier’s common stock then outstanding to holders of the Company’s common stock (the “Distribution”). Immediately following the Distribution, the Company retained 33,507,410 shares of Vontier common stock (the “Retained Vontier Shares”).

On January 19, 2021, the Company completed an exchange (the “Debt-for-Equity Exchange”) of 33,507,410 shares of common stock of Vontier, representing all of the Retained Vontier Shares, for $1,083,210,797 in aggregate principal amount of indebtedness of the Company held by Goldman Sachs & Co., including (i) all $400 million in term loan outstanding under the 364-Day Term Loan Credit Agreement, dated as of March 23, 2020 (“2020 Term Loan Agreement”) and (ii) $683,210,797 of the $1,000,000,000 in term loan outstanding under the Term Loan Credit Agreement, dated as of March 1, 2019 (the “2019 Term Loan Agreement”). Concurrently with the Debt-for-Equity Exchange and the repayment of all outstanding indebtedness and accrued but unpaid interest thereunder, the 2020 Term Loan Agreement was terminated pursuant to the terms thereof. Furthermore, on January 21, 2021 and from the cash proceeds received from Vontier in the Separation, the Company repaid the remaining $316,789,203 in term loan outstanding under the 2019 Term Loan Agreement and all accrued but unpaid interest thereunder, with the 2019 Term Loan Agreement terminated concurrently therewith pursuant to the terms thereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTIVE CORPORATION

By:	/s/ Daniel B. Kim
Name:	Daniel B. Kim
Title:	Vice President - Associate General Counsel and Secretary

Date: January 21, 2021